UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2017

Oppenheimer Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12043	98-0080034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street

New York, New York 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 16, 2017, Oppenheimer Holdings Inc. (the “Company”) and the Company’s subsidiaries, E.A. Viner International Co. and Viner Finance Inc. (together, the “Subsidiary Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchaser named therein, an affiliate of the Company, relating to the sale by the Company of $200 million aggregate principal amount of the Company’s 6.75% Senior Secured Notes due 2022 at an issue price of 100% (the “Notes”).

The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The notes will be offered in the United States only to qualified institutional buyers under Rule 144A of the Securities Act and outside the United States under Regulation S of the Securities Act. The Notes will be guaranteed on a senior secured basis by the Subsidiary Guarantors. The Notes will be secured by a first-priority security interest in substantially all of the Company’s and the Subsidiary Guarantors’ existing and future tangible and intangible assets. Subject to customary closing conditions, the sale of the Notes is expected to close on or about June 23, 2017.

The purchase agreement contains customary representations, warranties and agreements by the Company and the Subsidiary Guarantors. In addition, the Company and the Subsidiary Guarantors have agreed to indemnify the initial purchaser against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchaser may be required to make in respect of those liabilities. Furthermore, the Company and the Subsidiary Guarantors have agreed with the initial purchaser not to offer or sell any similar debt securities for a period of 90 days after the closing date without the prior written consent of the initial purchaser. The Company will use the net proceeds from the offering of the Notes to redeem in full its 8.75% Senior Secured Notes due April 15, 2018, and pay all related fees and expenses in relation thereto. The remaining net proceeds from the offering will be used for general corporate purposes, which may include acquisitions of or investments in other businesses the Company believes will complement its current businesses.

Item 7.01.                                        Regulation FD Disclosure.

In connection with the offering described below, the Company is furnishing under Item 7.01 of this Current Report on Form 8-K certain information with respect to the Company that has not previously been reported to the public. The information is as provided below.

On June 12, 2017, the Company received another report from the independent law firm relating to the Company’s internal audit department. The Company is in the process of reviewing this new report, as well as continuing its review of the SEC IC Reports that it previously received. This new report is based on a review for which the Company completed providing information in December, 2016. These reports are critical of the Company’s governance practices, its management and compliance programs. There can be no assurance that Company will be able to implement all of the recommendations set forth in these reports or any future reports or provide a satisfactory alternative method of implementation, or that these reports or any future reports will not expose the Company to further regulatory enforcement actions.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing.

Item 8.01                                           Other Events.

On June 16, 2017, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
99.1	Press Release issued June 16, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oppenheimer Holdings Inc.

By:	/s/ Jeffrey J. Alfano
	Name:	Jeffrey J. Alfano
	Title:	Chief Financial Officer (Duly Authorized Officer)

Date: June 16, 2017

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release issued June 16, 2017.